Exhibit 21.1

Name of Subsidiary	State/Country of Incorporation
Unless otherwise noted all subsidiaries listed are, directly or indirectly, wholly owned by ModivCare Inc.

ModivCare Solutions, LLC	Delaware
Circulation, Inc.	Delaware
Health Trans, Inc.	Delaware
Provado Technologies, LLC	Florida
Red Top Transportation, Inc.	Florida
Ride Plus, LLC	Delaware
Ingeus Investments Limited	United Kingdom
Ingeus, LLC	Saudi Arabia
Prometheus Holdco, LLC	Delaware
Victory Health Holdings, LLC	Delaware
Socrates Health Holdings, LLC	Delaware
National MedTrans, LLC	New York
OEP AM, Inc.	Delaware
AM Intermediate Holdco, Inc.	Delaware
AM Holdco, Inc. (dba Simplura Health Group)	Delaware
All Metro Health Care Services, Inc.	Delaware
CGA Holdco, Inc.	Delaware
Multicultural Home Care, Inc.	Massachusetts
Personal In-Home Services, Inc.	West Virginia
A&B Homecare Solutions, LLC	Connecticut
All Metro Home Care Services, Inc.	Delaware
Caregivers On Call, Inc.	Delaware
All Metro Field Service Workers Payroll Services Corporation	Delaware
All Metro CGA Payroll Services Corporation	Delaware
All Metro Management and Payroll Services Corporation	Delaware
All Metro Home Care Service of New York, Inc.	New York
All Metro Home Care Services of Florida, Inc.	Delaware
All Metro Home Care Services of New Jersey, Inc.	Delaware
All Metro Aids Inc.	New York
All Metro Payroll Services Corporation	New York
All Metro Associate Payroll Services Corporation	Delaware
Independence Healthcare Corporation	Massachusetts
CareGivers America, LLC	Pennsylvania
CareGivers America Medical Staffing, LLC	Pennsylvania
CareGivers Alliance, LLC	Pennsylvania
CareGivers America Registry, LLC	Pennsylvania
ARU Hospice, Inc.	Pennsylvania
Helping Hand Home Health Care Agency, Inc.	Pennsylvania
CareGivers America Home Health Services, LLC	Pennsylvania
CareGivers America Medical Supply, LLC	Pennsylvania
CGA Staffing Services, LLC	Pennsylvania
Arsens Home Care, Inc.	Pennsylvania
Helping Hand Hospice, Inc.	Pennsylvania
Panhandle Support Services, Inc.	West Virginia
ABC Homecare, LLC	Connecticut
TriMed, LLC	Utah
Metropolitan Medical Transportation IPA, LLC	New York

Florida MedTrans Network MSO, LLC	Florida
Florida MedTrans Network, LLC	Florida
California MedTrans Network MSO, LLC	California
California MedTrans Network IPA, LLC	California
NEMT Insurance DE LLC, Series 1 (90% owned)	Delaware
Care Finders Total Care LLC	Delaware
Philadelphia Home Care Agency, Inc.	Pennsylvania
Union Home Care LLC	Pennsylvania
At-Home Quality Care LLC	Pennsylvania
Secura Home Health Holdings, Inc.	Delaware
Secura Home Health, LLC	Delaware
VRI Intermediate Holdings, LLC	Delaware
Valued Relationships, Inc.	Ohio
New England Emergency Response Systems, Inc.	New Hampshire
Auditory Response Systems, Inc.	New Hampshire
Safe Living Technologies, LLC	Delaware
Associated Home Services, Inc.	Texas
Barney’s Medical Alert-ERS, Inc.	Texas
A.E. Medical Alert, Inc.	Texas
Healthcom Holdings LLC	Delaware
Healthcom, Inc.	Illinois
MLA Sales, LLC	Illinois
Modivcare Labs Private Limited	India
Guardian Medical Monitoring, LLC	Michigan
Higi SH Holdings, Inc.	Delaware
Higi SH LLC	Delaware
Higi SH Canada ULC	British Columbia
Higi Care Holdings, LLC	Delaware
Higi Care, LLC	Delaware